UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 9, 2020
The following Notice of Change of Location relates to the proxy statement, or the Proxy Statement, of Griffin-American Healthcare REIT IV, Inc., or the Company, dated April 14, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Tuesday, June 9, 2020 at 3:00 p.m. Pacific Time. This supplement is being filed with the United States Securities and Exchange Commission and is being made available to stockholders on or about May 22, 2020.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF
2020 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD JUNE 9, 2020
Dear Stockholder:
Due to the ongoing public health threat caused by the coronavirus (COVID-19) pandemic, and to support the health and well-being of its stockholders, board of directors and other meeting participants, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders, or the Annual Meeting, of Griffin-American Healthcare REIT IV, Inc., or the Company, a Maryland corporation, will be held in a virtual-only format. The previously announced date and time of the Annual Meeting, Tuesday, June 9, 2020 at 3:00 p.m. Pacific Time, will not change. The virtual meeting will utilize online tools that ensure stockholders have the same rights and opportunities to participate as they would at an in-person meeting. Stockholders will not be able to attend the Annual Meeting in-person.
Voting Your Shares
The proposals to be voted on at the Annual Meeting remain the same as those set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting previously mailed or made available to stockholders. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your proxy and voting instructions in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.
All stockholders may continue to use the materials previously distributed to you to authorize a proxy to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, there is no need to take any further action.
As described in the proxy materials for the Annual Meeting, a stockholder is entitled to vote at the Annual Meeting if the stockholder was a stockholder of record as of the close of business on March 20, 2020, the record date.
Attending the Virtual Annual Meeting
Broadridge Financial Solutions, Inc., or Broadridge, will host the virtual Annual Meeting. In order to attend the virtual Annual Meeting, vote and submit questions during the Annual Meeting, please log into the virtual meeting platform at: www.virtualshareholdermeeting.com/GAHRIV and enter the 16-digit control number previously distributed to you. For registered stockholders, the control number can be found on the proxy card or the Notice of Availability of Proxy Materials previously sent to you. Stockholders who hold their shares in “street name” through a broker or other financial institution may use the 16-digit control number and the instructions previously distributed to such broker or other financial institution to join the virtual Annual Meeting.
The virtual Annual Meeting will begin promptly at 3:00 p.m. Pacific Time, and online access will begin at 2:45 p.m. Pacific Time. We encourage you to access the virtual Annual Meeting prior to the start time.
By Order of the Board of Directors,

Cora Lo, Esq.
Assistant General Counsel and Secretary
May 22, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 9, 2020: The Company’s Proxy Statement for the Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.